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                                                                   Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Windrose Medical Properties Trust:

We consent to the incorporation by reference in the registration statements No. 333-108659, 333-109389 and 333-112183 on Form S-3 of Windrose Medical Properties Trust of our reports dated March 9, 2005, relating to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations for the period January 1, 2002 through August 15, 2002, the period August 16, 2002 through December 31, 2002 and for each of the years in the three-year period ended December 31, 2004, and the consolidated statements of cash flows and shareholders' equity (deficit) for each of the years in the three-year period ended December 31, 2004, and the financial statement schedule III as of December 31, 2004, managements' assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 annual report on Form 10-K/A of Windrose Medical Properties Trust.

/s/ KPMG LLP
Indianapolis, Indiana
May 19, 2005